UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material Under Rule 14a-12

Cleveland BioLabs, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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November 7, 2020

To Our Stockholders:

You are cordially invited to attend the 2020 annual meeting of stockholders of Cleveland BioLabs, Inc. to be held at 10:00 a.m. Eastern Time on December 18, 2020 in virtual format only via live audio webcast, rather than at any physical location. Details regarding the meeting, the business to be conducted at the meeting, and information about Cleveland BioLabs, Inc. that you should consider when you vote your shares are described in this proxy statement.

At the annual meeting, six persons will be elected to our Board of Directors. In addition, we will ask stockholders to ratify the selection of Meaden & Moore, Ltd. as our independent registered public accounting firm for our fiscal year ending December 31, 2020 and to approve on an advisory basis the compensation of our named executive officers, as disclosed in this proxy statement. The Board of Directors recommends a vote for each of the six nominees to our Board of Directors, for the ratification of the selection of Meaden & Moore, Ltd. as our independent registered public accounting firm for our fiscal year ending December 31, 2020, and for the approval of the compensation of our named executive officers. Such other business will be transacted as may properly come before the annual meeting.

Due to concerns regarding the current public health crisis related to the novel coronavirus, or COVID-19, and the health and wellbeing of our stockholders, employees and directors, we will hold our annual meeting in virtual format only via live audio webcast instead of holding the meeting in Buffalo, New York or at any physical location. You or your proxyholder may participate, vote and examine our stockholder list at the virtual annual meeting by visiting https://www.cstproxy.com/cbiolabs/2020 and using the control number provided with your proxy materials.

We hope you will be able to attend the virtual annual meeting. Whether you plan to attend the annual virtual meeting or not, it is important that you cast your vote either electronically at the meeting or by proxy. Regardless of the number of shares you own, please vote your shares as soon as possible electronically over the Internet, by mobile device, or by signing, dating and returning the proxy card included with a paper copy of the proxy statement as promptly as possible. Electronic voting is fast and easy. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your continued support of Cleveland BioLabs, Inc. We look forward to virtually seeing you at the annual meeting.

Sincerely,

________________________________________________

Christopher Zosh
Senior Vice President of Finance

November 7, 2020

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

TIME:	10:00 a.m. Eastern Time
DATE:	December 18, 2020
PLACE:	https://www.cstproxy.com/cbiolabs/2020

PURPOSES:

1.	To elect six directors to serve one-year terms expiring at the 2021 Annual Meeting;
2.	To ratify the selection of Meaden & Moore, Ltd. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020;
3.	To approve by an advisory vote the compensation of our named executive officers; and
4.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.

WHO MAY VOTE:

You may vote if you were the record owner of Cleveland BioLabs, Inc. common stock at the close of business on October 30, 2020, the record date. A list of stockholders of record will be available at https://www.cstproxy.com/cbiolabs/2020 and, during the 10 days prior to the annual meeting, at our principal executive offices located at 73 High Street, Buffalo, New York 14203.

All stockholders as of the record date are cordially invited to attend the annual meeting. Whether you plan to attend the virtual annual meeting or not, we urge you to vote and submit your proxy by Internet, by mobile device, or by mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before your shares are voted at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

________________________________________________

Christopher Zosh

Senior Vice President of Finance

Buffalo, New York

Cleveland BioLabs, Inc.

73 High Street Buffalo, New York 14203

(716) 849-6810

PROXY STATEMENT FOR THE CLEVELAND BIOLABS, INC.

2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

DECEMBER 18, 2020

This proxy statement, along with the accompanying notice of the 2020 Annual Meeting of Stockholders, contains information about the 2020 Annual Meeting of Stockholders of Cleveland BioLabs, Inc., including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 10:00 a.m. Eastern Time, on December 18, 2020, in virtual format only at https://www.cstproxy.com/cbiolabs/2020.

In this proxy statement, we refer to Cleveland BioLabs, Inc. as “Cleveland BioLabs,” “CBLI,” “the Company,” “we,” “us” and “our.”

Our Board of Directors is soliciting proxies through this proxy statement for use at the annual meeting.

We have elected to take advantage of Securities and Exchange Commission rules that allow us to provide access to our proxy materials on the Internet. We believe that these rules will allow us to provide our stockholders with the information they need at a lower cost to the Company and with a reduced environmental impact. Accordingly, on or about November 7, 2020, we will mail a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record at the close of business as of October 30, 2020. On the date of the mailing of the Notice, all stockholders will have the ability to access to all of the proxy materials on a website referred to in the Notice. These proxy materials will be available free of charge.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON DECEMBER 18, 2020

This proxy statement and our 2020 annual report to stockholders are available for viewing, printing, and downloading at http://www.cstproxy.com/cbiolabs/2020. To view these materials, please follow the instructions on the website or the proxy card you received. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2019, on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov, or in the “Investors” section of our website at http://www.cbiolabs.com/financials/. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to:

Cleveland BioLabs, Inc.

73 High Street

Buffalo, New York 14203

Attention: Corporate Secretary

Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company soliciting my proxy?

The Board of Directors of Cleveland BioLabs, Inc. (the “Board”) is soliciting your proxy to vote at the 2020 Annual Meeting of Stockholders to be in virtual format at https://www.cstproxy.com/cbiolabs/2020, on December 18, 2020, at 10:00 a.m., Eastern Time, and any adjournments or postponements of the meeting, which we refer to as the Annual Meeting. The proxy statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.

We have made available to you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card, the Notice, and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 because you owned shares of Cleveland BioLabs, Inc. common stock on October 30, 2020, the record date. The Company intends to commence distribution of the proxy materials to stockholders on or about November 7, 2020.

Who can vote?

Only stockholders who owned our common stock at the close of business on October 30, 2020 (the “record date”) are entitled to vote at the Annual Meeting. On the record date, there were 13,016,387 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.

You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. For instructions on how to change or revoke your proxy, see “May I change or revoke my proxy?” below.

Who can attend the Annual Meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting.

How Can I Attend the Annual Meeting and why is the Company holding the Annual Meeting in a Virtual-Only Format?

We have monitored the COVID-19 pandemic closely and have determined that holding an in-person annual meeting could pose a risk to the health and safety of our stockholders, employees and directors, and will instead hold a virtual annual meeting rather than a meeting in Buffalo or at any physical location.

To attend and participate in the virtual Annual Meeting, stockholders will need to access the live audio webcast of the meeting. To do so, stockholders of record will need to visit https://www.cstproxy.com/cbiolabs/2020 and use the Control Number provided with the proxy materials to log in to this website, and beneficial owners of shares held in street name will need to follow the instructions provided by the bank, brokerage firm or other nominee that holds their shares. We encourage stockholders to log in to this website and access the webcast before the virtual Annual Meeting’s start time. Further instructions on how to attend, participate in and vote at the virtual Annual Meeting, including how to demonstrate your ownership of our stock as of the record date, are available at https://www.cstproxy.com/cbiolabs/2020. Please note you will only be able to attend, participate and vote in the Annual Meeting using this website.

How many votes do I have?

Each share of our common stock that you own entitles you to one vote.

How do I vote?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via mobile device or over the Internet. You may specify whether your shares should be voted for all, or withheld from all, or some, of the nominees for director and whether your shares should be voted for, against or abstained with respect to proposals 2 and 3. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, Continental Stock Transfer & Trust Company, or you have stock certificates registered in your name, you may vote:

•	By Internet. Follow the instructions included in the Notice or the proxy card included with a paper copy of the proxy statement to vote by Internet.

•

By mobile device using smartphone or tablet. If you choose to vote by mobile device, scan the QR Code imprinted on the Notice using either a smartphone or table and you will be taken directly to the Internet voting site.

•	By mail (if you received a paper copy of the proxy materials by mail). Please sign, date, and promptly mail the enclosed proxy card in the postage-paid envelope that has been provided to you.

•

Electronically at the meeting. If you attend the virtual Annual Meeting, you may vote electronically at the Annual Meeting. Further instructions on how to attend, participate in and vote at the virtual annual meeting, including how to demonstrate your ownership of our stock as of the record date, are available at https://www.cstproxy.com/cbiolabs/2020. Please note you will only be able to attend, participate, and vote in the Meeting using this website.

Internet and mobile device voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on December 17, 2020.

If your shares are held in “street name” (held in the name of a bank, broker, or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Internet voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares electronically at the Annual Meeting, you should contact your bank, broker or other holder of record to obtain a legal proxy or broker’s proxy card in order to vote.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, a “stockholder of record” and the Notice has been sent directly to you by us.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name” and the Notice has been forwarded to you by your bank, broker, or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker, or other holder of record on how to vote your shares by using the Notice or the voting instruction card included with a paper copy of the proxy statement or by following their instructions for voting on the Internet.

Have other candidates been nominated for election as directors at the Annual Meeting?

No.

How does the Board recommend that I vote on the proposals?

The Board recommends that you vote as follows:

•	“FOR” the election of the nominees for director;
•
•	“FOR” the resolution approving the compensation of named executive officers, as disclosed in this proxy statement; and

•	“FOR” the ratification of the selection of Meaden & Moore, Ltd. as our independent registered public accounting firm for our fiscal year ending December 31, 2020; and

If any other matter is presented at the Annual Meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.

May I change or revoke my proxy?

If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. You may change or revoke your proxy in any one of the following ways:

•	by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•	by re-voting by Internet or mobile device as instructed above;

•	by notifying the Secretary of the Company in writing before the Annual Meeting that you have revoked your proxy; or

•

by attending the virtual Annual Meeting and voting electronically. Attending the virtual Annual Meeting will not in and of itself revoke a previously submitted proxy. You must specifically request at the Annual Meeting that it be revoked.

Your most current vote, whether by Internet, mobile device, or paper proxy card, is the one that will be counted.

What if I receive more than one proxy card?

You may receive more than one proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How do I vote?” for each account to ensure that all of your shares are voted.

Will my shares be voted if I do not vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How do I vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker, or other nominee that holds your shares as described above, the bank, broker, or other nominee that holds your shares has the authority to vote your non-voted shares only on the ratification of the selection of our independent registered public accounting firm (Proposal 2 of this proxy statement) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker, or other nominee. This ensures your shares will be voted at the Annual Meeting and in the manner you desire.

A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

What vote is required to approve each proposal and how are votes counted?

Proposal 1: Elect Directors

The nominees for director who receive the most “FOR” votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Because this election is uncontested, votes that are withheld will have no effect on the election of the directors. Brokerage firms do not have authority to vote customers’ non-voted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Ratify Selection of Independent Registered Public Accounting Firm

The affirmative vote of a majority of the shares cast for this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ non-voted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Meaden & Moore, Ltd. as our independent registered public accounting firm for 2020, our Audit Committee of our Board will reconsider its selection.

Proposal 3: Approve an Advisory Vote on the Compensation of our Named Executive Officers

The affirmative vote of a majority of the shares cast for this proposal is required to approve, on an advisory basis, the compensation of our named executive officers, as described in this proxy statement. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ non-voted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. Although the advisory vote is non-binding, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Could stockholders introduce other proposals to be voted on at the Annual Meeting?

As of the date of this proxy statement, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this proxy statement. If any other items or matters properly come before the Annual Meeting, the proxies received will be voted on those items or matters in accordance with the discretion of the proxy holders.

Could other matters be decided at the Annual Meeting?

As of the date of this proxy statement, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this proxy statement, including those described in the foregoing paragraph. If any other items or matters properly come before the Annual Meeting, the proxies received will be voted on those items or matters in accordance with the discretion of the proxy holders.

What are the costs of soliciting these proxies?

We will pay all of the costs of soliciting these proxies. Our directors, officers, and employees may solicit proxies in person or by telephone, fax, or email. We will pay these employees, officers, and directors no additional compensation for these services. We will ask banks, brokers, and other institutions, nominees, and fiduciaries to forward these proxy materials to their customers and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What constitutes a quorum for the Annual Meeting?

The presence, virtually or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Votes of stockholders of record who are present at the Annual Meeting virtually or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Who are the persons selected by the Board to serve as proxies?

Christopher Zosh and Andrei Purmal, the persons named as proxies on the proxy card and voting instruction card accompanying the paper copy of this proxy statement, were selected by the Board to serve in such capacity. Christopher Zosh is the VP of Finance of the Company and Andrei Purmal is the VP of Chemistry of the Company.

Who will count the vote?

At the Annual Meeting, the results of stockholder voting will be tabulated by the inspector of elections appointed by us for the meeting.

Am I entitled to appraisal rights?

No. Holders of the Company’s common stock will not be entitled to exercise appraisal or dissenters’ rights under Delaware law with respect to any matter to be voted upon at the Annual Meeting.

Is there a list of stockholders entitled to vote at the Annual Meeting?

Yes. A list of the stockholders of record entitled to vote at the Annual Meeting, arranged in alphabetical order, showing the address of and number of shares registered in the name of each stockholder, will be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours, commencing December 8, 2020, and continuing through the date of the Annual Meeting, at our principal offices located at 73 High Street, Buffalo, New York 14203.

Can I access the Notice of Annual Meeting of Stockholders, Proxy Statement, and Annual Report to Stockholders on the Internet?

Our Annual Report to Stockholders for the year ended December 31, 2019, containing financial and other information pertaining to us, is being furnished to stockholders with this proxy statement. The notice of annual meeting of stockholders, proxy statement, proxy card, and Annual Report to Stockholders are available on the Internet at http://www.cstproxy.com/cbiolabs/2020 and are also available on our website at www.cbiolabs.com under the link “Investors.”

Attending the Annual Meeting

The Annual Meeting will be held at 10:00 a.m., Eastern Time, on December 18, 2020, in virtual format only at https://www.cstproxy.com/cbiolabs/2020. You need not attend the Annual Meeting in order to vote.

Householding of annual disclosure documents

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our annual reports, proxy statements, information statements, and Notices of Internet Availability of Proxy Materials. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If your household received a single set of proxy materials this year, but you would prefer to receive your own copy, please contact our transfer agent, Continental Stock Transfer & Trust Company, by calling their toll free number, 1-866-894-0537, and we will promptly deliver a separate copy to you.

If you do not wish to participate in “householding” and would like to receive your own set of proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another stockholder of CBLI and together both of you would like to receive only a single set of proxy materials, follow these instructions:

•

If your shares are registered in your own name, please contact our transfer agent, Continental Stock Transfer & Trust Company, and inform them of your request by calling them at 1-866-894-0537 or writing them at 17 Battery Place, 8th Floor, New York, New York 10004, Attn: Proxy Department.

•

If a broker or other nominee holds your shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm, and your account number.

Electronic Delivery of Company Stockholder Communications

Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.

You can choose this option and save the Company the cost of producing and mailing these documents by:

•	following the instructions provided when you vote over the Internet; or

•	going to http://www.cstproxy.com/cbiolabs/2020 and following the instructions provided.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of October 7, 2020 for (a) the executive officers named in the Summary Compensation Table in the section titled “Executive Officer and Director Compensation,” (b) each of our directors, (c) all of our current directors and executive officers as a group and (d) stockholders that beneficially owned more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by a person or group within 60 days of October 7, 2020 pursuant to the exercise of options or warrants to be outstanding and beneficially owned by such person or group for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 13,016,387 shares of common stock outstanding on October 7, 2020.

Name	Outstanding Shares Beneficially Owned	Rights to Acquire Beneficial Ownership		Total Shares Beneficially Owned	Percent
5% or greater shareholders				—
David Davidovich(1)	6,459,948	—		6,459,948	49.63%
James W. Harpel(2)	773,931	—		773,931	5.95%
Directors and Named Executive Officers
Alexander Andryuschechkin	—	—		—	*
Anna Evdokimova	—	—		—	*
Ivan Fedyunin	—	—		—	*
Randy S. Saluck, J.D., MBA	140	20,250	(3)	20,390	*
Daniil Talyanskiy	—	—		—	*
Lea Verny	—	—		—	*
Andrei Gudkov, Ph.D., D. Sci.	75,869	28,247		104,116	*	%
Langdon L. Miller, MD	—	10,000	(4)	10,000	*	%
Christopher Zosh	—	425	(5)	425	*	%
Yakov Kogan, Ph.D, MBA	33,125	—		33,125	*	%
All current executive officers and directors as a group (9 persons)	76,009	58,922		134,931	1.03%

* Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1) David Davidovich reported sole voting and dispositive power with respect to 6,459,948 shares of our common stock in a Statement on Schedule 13D filed with the SEC on July 21, 2015. Mr. Davidovich's address is APT 3, 21 Manresa Road, London, United Kingdom, SW3 SLZ.

(2) James W. Harpel reported sole voting and dispositive power with respect to 597,209 shares of our common stock and shared voting and dispositive power over 176,722 shares of our common stock on Schedule 13G filed with the SEC on January 24, 2020. Mr. Harpel reported that the shares with respect to which he has shared voting and dispositive power are owned by six trusts over which Mr. Harpel has Power of Attorney and shares with the trustees of such trusts the power to vote or dispose the shares held by such trusts. Mr. Harpel’s address is Palm Beach Capital, 525 South Flagler Drive, Suite 201, West Palm Beach, FL 33401.

(3) These shares of common stock can be acquired through the exercise of options that are directly owned by Mr. Saluck. Upon acquisition, Mr. Saluck will have sole voting and investment power over such shares.

(4) These shares of common stock can be acquired through the exercise of options that are directly owned by Dr. Miller. Upon acquisition, Dr. Miller will have sole voting and investment power over all such shares.

(5) These shares of common stock can be acquired through the exercise of options that are directly owned by Mr. Zosh. Upon acquisition, Mr. Zosh will have sole voting and investment power over such shares.

(6) Dr. Kogan’s shares beneficially owned is reported as of December 13, 2019, which is the effective date of his resignation from the Company.

Change of Control of the Company

On July 9, 2015, we closed a private placement transaction with David Davidovich, a venture capital investor, pursuant to which the Company issued and sold to Mr. Davidovich an aggregate of 6,459,948 shares of the Company’s common stock, for an aggregate purchase price of approximately $25 million, or $3.87 per share, under the terms of the Securities Purchase Agreement between the Company and Mr. Davidovich, dated June 24, 2015 (the “Davidovich Purchase Agreement”). Under the Davidovich Purchase Agreement, Mr. Davidovich also had the right to nominate for election to the Board a majority of directors until such time when he no longer holds a majority of the issued and outstanding common stock of the Company. As a result of the closing of the issuance and sale of the shares to Mr. Davidovich under the terms of the Davidovich Purchase Agreement, Mr. Davidovich assumed effective control of the Company through his ownership of approximately 60% (since reduced to 49.629% due to the subsequent issuance of additional shares of common stock) of our outstanding shares of common stock and his right to nominate for election to the Board a majority of our directors. As a result of additional issuances of our common stock during the fiscal year ending December 31, 2020, Mr. Davidovich no longer holds a majority of the issued and outstanding common stock of the Company, so although he is still has significant control over the Company through his ownership of a large amount of our common stock, he no longer has the contractual ability under the Davidovich Purchase Agreement to select a majority of the nominees to stand for election to board of directors each year.

In connection with the closing of Mr. Davidovich’s purchase, on July 9, 2015, we also entered into a Registration Rights Agreement with Mr. Davidovich (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, we filed a registration statement under the Securities Act of 1933 registering for resale the shares held by Mr. Davidovich. The registration statement has been declared effective by the SEC and since July 9, 2017 Mr. Davidovich has been able to freely sell some or all of his shares of our common stock, the effect of which sale or sales may be that Mr. Davidovich ceases to control the Company.

On October 16, 2020, as previously disclosed, the Company entered into that certain Agreement and Plan of Merger (the “Merger Agreement”) with High Street Acquisition Corp., a wholly owned subsidiary of the Company (“Merger Sub”), and Cytocom, Inc. (“Cytocom”), pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Cytocom, with Cytocom continuing as a wholly owned subsidiary of the Company and the surviving corporation of the merger. In consideration of the merger, the Company will issue new shares of its common stock the holders of Cytocom’s capital stock. Under the exchange ratio formula set forth in the Merger Agreement, as of immediately after the merger, the former Cytocom stockholders are expected to own approximately 61% of the outstanding shares of the Company’s common stock on a fully diluted basis and stockholders of the Company as of immediately prior to the merger are expected to own approximately 39% of the outstanding shares of Company’s common stock on a fully diluted basis, subject to certain adjustments. Additionally, beginning at the effective time of the merger, the Board will consist of seven members, three of whom will be designated by the Company and four of whom will be designated by Cytocom, and Cytocom’s Chief Executive Officer, Michael Handley, will serve as Chief Executive Officer of the Company. Accordingly, upon closing of the merger, the Company will experience a change of control.

MANAGEMENT AND CORPORATE GOVERNANCE

The Board of Directors

On October 27, 2020, our Board voted to re-nominate Alexander Andryuschechkin, Anna Evdokimova, Ivan Fedyunin, Randy S. Saluck, Daniil Talyanskiy and Lea Verny for election at the Annual Meeting for a term of one year to serve until the 2021 Annual Meeting of Stockholders, and until their respective successors have been elected and qualified.

Set forth below are the names of all of the persons nominated to become our directors, their ages, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to our Board’s conclusion at the time of filing of this proxy statement that each nominee should serve as a director is set forth below. There are no family relationships between or among any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

Name	Age	Position with the Company
Alexander Andryuschechkin (1)	36	Director
Anna Evdokimova	45	Director
Ivan Fedyunin	33	Director
Randy S. Saluck (1)	55	Director
Daniil Talyanskiy	35	Director
Lea Verny (1)	54	Chair of the Board

(1)	Member of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.

Alexander Andryuschechkin. Mr. Andryushechkin was appointed to the Company’s Board to fill a vacancy in July 2016. He currently serves as the Chief Financial Officer and a board member of Generium JSC, a private biotech pharmaceutical manufacturing company based in the Russian Federation. He also currently serves as the Chief Financial Officer of IBC Generium LLC, a private pharmaceutical research and development company based in the Russian Federation. He has served as a board member of Affitech A/S and Kirov Plasma JSC since 2017. From 2012 to 2016, Mr. Andryushechkin was the Head of Finance of ASG LLC, a manufacturing company, where he was responsible for corporate finance and investment management. From 2010 to 2016, Mr. Andryushechkin was a member of the board of Festival City LLC, a real estate development company, where he focused on business development activities. From 2012 to 2014, Mr. Andryushechkin was Chairman of the Board ASTOR CJSC, where he focused on financial management. Mr. Andryushechkin graduated from the Omsk State University with a Master’s Degree in Economics in 2005 and a post-graduate degree in Economics and Management in 2008. Mr. Andryushechkin’s experience in corporate finance and financial management, including investment management and business valuation, make him an important asset to our Board.

Anna Evdokimova. Ms. Evdokimova was appointed to the Company’s Board in 2015. Ms. Evdokimova has served as Venture Capital Investment Director of Millhouse LLC, an asset management company, since May 2015 and served as the Deputy Head of Corporate Finance from 2006 to May 2015. She also has served on the board of directors of Russia Forest Product since 2008, on the board of directors of Novotalk since 2015, on the board of directors of Anyclip Ltd since 2015, on the board of directors of Storedot since 2016, and on the board of directors of each of SaferPlace, Oncotartis Inc., and Incuron Inc. since 2018. From 2002 to 2004, Ms. Evdokimova worked as the Head of Corporate Finance of a major Russian oil and gas company, Slavneft. In 1998, Ms. Evdokimova joined Russian-listed oil major Sibneft and served as Head of Export Finance through 2002. Ms. Evdokimova holds a Bachelor’s degree from Moscow State Linguistic University and a Master’s of Business Administration in finance from Fordham University. Ms. Evdokimova was originally appointed to our Board, and was subsequently selected as a director nominee in each successive election thereafter through 2019 under the terms of the Davidovich Purchase Agreement with Mr. Davidovich, our majority stockholder, which granted to him the right to designate a majority of the nominees who stand for election to our Board, subject to the terms and conditions of the Davidovich Purchase Agreement. Ms. Evdokimova’s experience in international finance, particularly with respect to entities operating within the Russian Federation, make her an important asset to our board.

Ivan Fedyunin. Mr. Fedyunin was appointed to the Company’s Board to fill a vacancy in August 2018. Since 2017, he has served as an expert in healthcare and life science investments at Millhouse LLC, an asset management company, where his responsibilities include evaluating companies for investment consideration and portfolio management. From October 2014 through April 2017, Mr. Fedyunin served as R&D director of Pharmapark LLC, a private Russian pharmaceutical company, where his responsibilities included the supervision of the research and development department. From February 2013 through April 2017, he was a chief operating officer of Promogen-Mab LLC, a drug development company, where he supervised research and development and had a senior management role. Since June of 2017, Mr. Fedyunin has served on the boards of directors of Melcap Systems Ltd., BroadQ Technologies Limited, Vigorous Solutions Ltd., and Ocular Discovery Ltd., each of which is a private company in the medical device, biopharmaceutical or pharmaceutical space based in the State of Israel. In 2012, Mr. Fedyunin earned his PhD degree in biochemistry from Potsdam University, Germany while working at both Potsdam University and Max Planck Institute of Colloids and Interfaces. Mr. Fedyunin graduated from the Moscow State University, Russia with a major in biochemistry in 2008. Mr. Fedyunin was originally appointed to our Board, and was subsequently selected as a director nominee in each successive election thereafter through 2019, under the terms of the Davidovich Purchase Agreement with Mr. Davidovich, our majority stockholder, which granted to him the right to designate a majority of the nominees who stand for election to our Board, subject to the terms and conditions of the Davidovich Purchase Agreement. Mr. Fedyunin’s experience in portfolio management makes him an important asset to our Board.

Randy S. Saluck. J.D., MBA, Mr. Saluck previously served as one of our directors from May 2013 until April 2016 and was subsequently reappointed to the Board in July 2016 to fill a vacancy. Since 2017, Mr. Saluck has been the Chief Executive Officer and a Director of Libertas Funding LLC, a company focused on providing funding for small businesses. Since 2015, Mr. Saluck has been part-time Chief Financial Officer and General Counsel of Convexity Scientific, LLC., a private medical device company on whose board he served from February 2016 to October 2017 as a director. From 2005 to 2017, Mr. Saluck was the Managing Member of Mortar Rock Capital Management, LLC and the Portfolio Manager of Mortar Rock Capital LP, a value-oriented investment fund. Since 2014, Mr. Saluck has served as the Chief Strategic Officer of Accelerated Pharma, Inc., a company focused on genomic technology to develop drugs for oncology and other indications. From 2002 to 2005, Mr. Saluck was a portfolio manager at the investment fund of Meisenbach Capital, LP and, from 2000 to 2002, Mr. Saluck was a senior analyst at Tyndall Partners, LLC, which invested in value-oriented equities and distressed debt. From 1999 to 2000, Mr. Saluck was an analyst at Highfields Capital Management, LLC, where he was responsible for special situations and risk arbitrage. Prior thereto, Mr. Saluck was an investment banker focused on mergers and acquisitions involving a variety of industries at Salomon Brothers Inc. Before becoming an investment banker, Mr. Saluck was a corporate and securities attorney, working at Cahill Gordon & Reindel LLP and then Tenzer Greenblatt LLP. As an attorney, Mr. Saluck worked with numerous small capitalization companies assisting them in the execution of their financing and strategic plans. He received a Bachelor’s degree from the University of Pennsylvania, a Juris Doctor degree from the University of Virginia and an MBA from the Wharton School of the University of Pennsylvania with a concentration in finance and accounting. Mr. Saluck currently serves on the board of directors of the Connecticut Region of the Anti-Defamation League. Mr. Saluck provides our board with stockholder perspective and experience in public finance and investor relationships.

Daniil Talyanskiy. Mr. Talyanskiy was appointed to the Company’s Board in July 2016 to fill a vacancy. He has served as the First Deputy CEO and Chief Business Officer of IBC Generium LLC, a private pharmaceutical research and development company based in the Russian Federation, since 2011. Since 2017, Mr. Talyanskiy has served as a board member of Generium JSC, a private biotech pharmaceuticals manufacturing company based in the Russian Federation for which he has also served as First Deputy CEO since 2013. He has also served as a Board Member of Affitech A/S and Oncotartis Inc. since 2017. He was also a member of the Supervisory Board of co.don AG (CNWKk.DE), a regenerative pharmaceuticals manufacturing company from 2015 to 2016. Prior to joining IBC Generium LLC, from 2008 to 2011, Mr. Talyanskiy was the Head of Corporate University in UIC Oboronprom JSC. From 2006 to 2008, Mr. Talyanskiy worked in various investment companies as an Investment Manager. Mr. Talyanskiy graduated from the Togliatti Academy of Management with a Master’s Degree in Management in 2007. Mr. Talyanskiy's experience in business development of pharmaceuticals make him an important asset to our Board.

Lea Verny. Ms. Verny was first elected to the Company’s Board in April 2016 and has served as board chair since July 2016. She has collaborated with London-based SP Angel Corporate Finance LLP on a variety of projects including private equity, corporate finance and advisory, and project finance, since 2008. Prior to that, Ms. Verny served as a private banker with Banque Pictet, Switzerland. From 2001 to 2007, Ms. Verny was a Director in Corporate Finance and Advisory of HSBC Bank plc in London and served as a Head of Investment Banking with HSBC Bank in Russia. From 1997 to 2001, Ms. Verny was a representative of the HSBC Investment Bank plc in Russia. From 1995 to 1997, Ms. Verny had established and served as a Director of the Russian European Center for Economic Policy, the European Commission's TACIS Program's funded organization that, through teams of Western experts, provided economic policy advice to Russian authorities. Since December 2016, Ms. Verny has served as a director for Zoltav Resources, Inc., a Russian-focused oil and gas exploration and production company. Ms. Verny holds a Bachelor's degree in Statistics and International Relations from the Hebrew University in Jerusalem as well as a Master in Business Administration Degree from INSEAD in France. Ms. Verny was originally selected as a nominee for election to our Board, and was subsequently selected as a director nominee in each successive election thereafter through 2019, under the terms of the Davidovich Purchase Agreement with Mr. Davidovich, our majority stockholder, which granted to him the right to designate a majority of the nominees who stand for election to our Board, subject to the terms and conditions of the Davidovich Purchase Agreement. Ms. Verny's international banking experience makes her an important asset to our Board and Audit Committee.

Committees of the Board of Directors and Meetings; Independence

Because David Davidovich held more than 50% of the voting power for the election of our directors until June 2020, the Company was a “controlled company” within the meaning of the NASDAQ Stock Market Rules, and therefore was exempt from a number of corporate governance rules applicable to non-controlled companies. However, as a result of additional issuances of shares of our common stock, Mr. Davidovich now holds less than a majority of our common stock, and, accordingly, we are no longer a “controlled company.” Instead, we are now subject to the same corporate governance rules of the NASDAQ Stock Market that apply to any other company that qualifies as a “smaller reporting company” under the rules of the SEC.

Our Board has affirmatively determined that all of our directors are “independent.” Mme. Verny and each of Messrs. Saluck and Andryuschechkin are independent under The NASDAQ Stock Market Rules and the Securities Exchange Act of 1934 (the “Exchange Act”) for purposes of serving on the Audit Committee. Each of Mme. Evdokimova and Messrs. Persiyanov, Talyanskiy, and Fedyunin are independent under such rules for purposes of general board service.

The Board has established an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee. Each of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee is comprised entirely of directors who are “independent” as that concept is defined in the corporate governance listing requirements of the NASDAQ Stock Market Rules. Each of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee has a written charter that is posted on our website, www.cbiolabs.com, under the link “Investors” and the section therein entitled “Corporate Governance.”

Meeting Attendance. The Board has adopted a policy specifying that it is the responsibility of each director to attend all meetings of the Board and all meetings of the committees of the Board on which he or she serves. During the fiscal year ended December 31, 2019, there were 12 meetings of our Board. No director attended fewer than 75% of the total number of meetings of the Board or fewer than 75% of the total number of meetings of committees of the Board on which he or she served during fiscal year 2019.

The Company does not have a policy regarding director attendance at annual meetings of stockholders, however, all directors are encouraged to attend. None of our directors attended our 2019 Annual Meeting of Stockholders.

It is also the policy of the Board to hold executive sessions of non-employee directors at each regularly scheduled Board meeting and, if any of the non-employee directors are not independent, to hold executive sessions of the independent directors at least twice per year. Each of the non-employee directors in fiscal year 2019 was determined by the Board to be independent.

Audit Committee. Our Audit Committee met 4 times during fiscal year 2019. This committee currently has three members, Messrs. Saluck (Chair) and Andryuschechkin and Ms. Verny.

The Board has determined that Mr. Saluck is an “audit committee financial expert,” as the Securities and Exchange Commission has defined that term in Item 407 of Regulation S-K. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

The Audit Committee generally has direct responsibility and oversight for our accounting policies and internal controls, financial reporting practices, and legal and regulatory compliance. More specifically, the Audit Committee is responsible for reviewing and discussing the annual audited financial statements and disclosures with management and our independent auditor; reviewing the financial statements and disclosures provided in our quarterly and periodic reports with management and the independent auditor; and overseeing the external audit coverage, including appointment and replacement of the independent auditor and pre-approval of all audit and non-audit services to be performed by the independent auditor.

Compensation Committee. Our Compensation Committee was just reconstituted following the Company no longer qualifying as a “controlled company,” so it did not meet during fiscal year 2019. This committee currently has three members, Alexander Andryuschechkin, Randy Saluck and Lea Verny.

The Compensation Committee determines and approves the compensation level of executive officers based on an evaluation of their performance in light of our goals and objectives. The Compensation Committee also considers our performance and relative stockholder return, the level and value of similar incentive awards prevalent in the industry, and awards given to executive officers in past years. The Compensation Committee also has the authority to recommend to the Board compensation for directors and the form of this compensation. The Compensation Committee makes recommendations to the full Board with respect to the adoption, amendment, termination, or replacement of both incentive compensation plans and equity-based plans. The Compensation Committee has the power to retain professionals to assist in the evaluation of director and executive compensation, and has the sole authority to retain and terminate any such professional and to approve the professional’s fees. The Compensation Committee may also establish subcommittees of entirely independent directors to evaluate special or unique matters.

For a discussion concerning the processes and procedures for determining executive and director compensation, see “Narrative Disclosure to Summary Compensation Table” and “Executive Officer and Director Compensation.”

Nominating Process. Our Nominating and Corporate Governance Committee was just reconstituted following the Company no longer qualifying as a “controlled company,” so it did not meet during fiscal year 2019. The Nominating and Corporate Governance Committee has three members, Alexander Andryuschechkin, Randy Saluck and Lea Verny.

The Nominating and Corporate Governance Committee generally has responsibility for identifying candidates who are eligible under the qualification standards set forth in our Corporate Governance Guidelines and recommending such eligible individuals to serve as members of the Board. It also makes recommendations to the Board concerning the structure and membership of other Board committees. The Nominating and Corporate Governance Committee is also charged with considering matters of corporate governance generally and reviewing and recommending to the Board, periodically, our corporate governance principles.

In addition, under our current corporate governance policies, the Nominating and Corporate Governance Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating and Corporate Governance Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources.

If a stockholder wishes to nominate a candidate for director who is not to be included in our proxy statement, it must follow the procedures described in our Second Amended and Restated By-Laws, “—Nominating Procedures” below and “Proposals of Stockholders” at the end of this proxy statement.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, which it reviews from time to time, to assist the Board in fulfilling its responsibility to exercise its business judgment in what it believes to be the best interests of our stockholders. The Corporate Governance Guidelines are posted on our website, www.cbiolabs.com, under the link “Investors” and the section therein titled “Corporate Governance.”

Code of Ethics for Senior Executives and Financial Officers, Code of Business Conduct and Ethics for Directors and Code of Conduct

The Board has adopted a Code of Ethics for Senior Executives and Financial Officers that is specifically applicable to executive officers and senior financial officers, including our principal executive officer and principal financial officer. Additionally, the Board has adopted the Code of Business Conduct and Ethics for Directors that is specifically applicable to our directors. Both the Code of Ethics for Senior Executives and Financial Officers and the Code of Business Conduct and Ethics for Directors are posted on our website, www.cbiolabs.com, under the link “Investors” and the section therein titled “Corporate Governance.” We have also adopted a Code of Conduct in order to promote honest and ethical conduct and compliance with the laws and governmental rules and regulations to which we are subject. The Code of Conduct is applicable to all of our employees, officers and directors, and is posted on our website, www.cbiolabs.com, under the link “Investors” and the section therein titled “Corporate Governance.”

Board Leadership Structure

Our Corporate Governance Guidelines describe our policies concerning, among other things, the role of the Board and management, proper Board functions, independence, and committee matters. The positions of Chair of the Board and principal executive officer are currently held by different persons, although we do not have a policy requiring that to be the case. Instead, our Board has the authority to choose its Chair in any way it deems best for us at any given point in time. Accordingly, our Board reserves the right to vest the responsibilities of the principal executive officer and Chair in the same person or in two different individuals depending on what it believes is in our best interest. At this time, our Board has determined that separation of these roles most appropriately suits us. Our current Chair, Ms. Verny, is qualified to serve as our Chair given her expertise with emerging companies. Further, our Board believes that this division of roles allows our principal executive officer to focus more of his efforts on achieving the goals and objectives of our strategic plan. Our Board believes that there is no single leadership structure that would be most effective in all circumstances and, therefore, retains the authority to modify our Board’s structure to best address our circumstances as and when appropriate.

Role of Our Board in Risk Oversight

The Board, as a whole and at the committee level, has overall responsibility for overseeing our risks, including general oversight of our executive officers’ management of risks relevant to the Company. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of our Board in reviewing our strategic plan is an integral aspect of the Board’s assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk for the Company. We believe that having the positions of Chair of the Board and principal executive officer held by different persons currently enhances the Board’s ability to effectively manage risk.

The Board also oversees the management of risks relating to our executive compensation and manages risks associated with the independence of the Board and potential conflicts of interest. The Audit Committee oversees our risk policies and processes related to the quality and integrity of our accounting, auditing, and financial reporting practices, including our audited and unaudited financial statements and internal controls. The Audit Committee is also responsible for addressing risks arising from related party transactions.

Nominating Procedures

As described above, we have a standing Nominating and Corporate Governance Committee and its charter is posted on our website, www.cbiolabs.com, under the link “Investors” and the section therein titled “Corporate Governance.”

The Nominating and Corporate Governance Committee considers many factors when considering candidates for the Board and strives for the Board to be comprised of directors with a variety of experience and backgrounds, who have high-level managerial experience in a complex organization, and who represent the balanced interest of stockholders as a whole rather than those of special interest groups. Other important factors in Board composition include strength of character, mature judgment, specialized expertise, relevant scientific and technical skills, diversity, level of education, broad-based business acumen, experience and understanding of strategy and policy-setting and the extent to which the candidate would fill a present need on the Board. Depending upon the current needs of the Board, certain factors may be weighed more or less heavily by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee believes that it is essential that our Board members represent diverse viewpoints, with a broad array of experiences, skills and backgrounds that, when considered as a group, provide a sufficient mix of perspectives to allow the Board to best fulfill its responsibilities to the long-term interests of our stockholders.

In considering candidates for the Board, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met by a Nominating and Corporate Governance Committee or stockholder-recommended nominee. However, the Nominating and Corporate Governance Committee does believe that all members of the Board should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters, and no conflict of interest that would interfere with their performance as a director. In the case of current directors being considered for renomination, the Nominating and Corporate Governance Committee will also take into account the director’s history of attendance at meetings of the Board or its committees, the director’s tenure as a member of the Board, and the director’s preparation for and participation in such meetings.

The Nominating and Corporate Governance Committee considers candidates for the Board from any reasonable source, including stockholder recommendations. The Nominating and Corporate Governance Committee does not evaluate candidates differently based on who has made the proposal. The Nominating and Corporate Governance Committee has the authority under its charter to hire consultants or search firms to assist in the process of identifying and evaluating candidates. Candidates are recommended to the Board after consultation with the Chairman of the Board.

Stockholders who wish to suggest qualified candidates should write to the Office of the Secretary, Cleveland BioLabs, Inc., 73 High Street, Buffalo, New York 14203 specifying the name of the candidates and stating in detail the qualifications of such persons for consideration by the Nominating and Corporate Governance Committee. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any such recommendation. Stockholders who wish to nominate a director for election at an annual meeting of stockholders must comply with our Second Amended and Restated By-Laws regarding stockholder proposals and nominations. See “Proposals of Stockholders” contained herein.

Stockholder Communications to the Board

Generally, stockholders who have questions or concerns should contact our Investor Relations firm. However, any stockholders who wish to address questions regarding our business directly to the Board, or any individual director, should direct his or her questions in writing to Cleveland BioLabs, Inc. Board of Directors, c/o Office of the Secretary, 73 High Street, Buffalo, New York 14203. The Office of the Secretary will receive the correspondence and forward it to the director or directors to whom the communication is addressed. From time to time, the Board may change the process or means by which stockholders may communicate with the Board or its members. Please refer to our website, www.cbiolabs.com, for any changes in this process.

Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as:

•	junk mail and mass mailings;

•	resumes and other forms of job inquiries;

•	surveys; and

•	solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any independent director upon request.

Executive Officers

The following table sets forth certain information regarding our executive officers. The Board elects officers annually and such executive officers serve at the discretion of the Board. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Langdon Miller, MD	66	Chief Medical Officer
Andrei Gudkov, Ph.D., D. Sci.	64	Chief Scientific Officer
Christopher Zosh	45	Interim Principal Executive Officer and Principal Financial Officer; Vice President of Finance

Langdon L. Miller, MD. Dr. Miller has been Chief Medical Officer since 2015, and from 2015 through mid-2020 he also served as our President. He previously served as a strategic adviser to the Company beginning in 2014. Dr. Miller has maintained a drug development consultancy, Sound Clinical Solutions, SP, located in Seattle, WA since 2013 and has served as a consulting Chief Medical Officer to Oncternal Therapeutics, Inc., located in San Diego, CA, since August 2016. Dr. Miller has served on the board of Dunn Gardens, a private, not-for-profit organization, since 2013 and was appointed to the board of Swedish Club, a private, not-for-profit organization in April of 2019. Since April 2018, Dr. Miller has also served as Executive Vice President and Chief Medical Officer of VelosBio Inc., a private biopharmaceutical company. Dr. Miller has more than 25 years of experience in the design and conduct of translational and clinical drug development programs in oncology (both in hematological and solid tumors) and orphan diseases (including cystic fibrosis, muscular dystrophy, and hemophilia). He has worked in all phases (phase 1-4) of drug development, from first-in-human studies through pivotal registration-directed trials to medical affairs programs and has filed multiple INDs, CTAs, NDAs and orphan drug applications. Dr. Miller played major roles in the development of filgrastim and sargramostim, in the regulatory approvals of irinotecan, exemestane, epirubicin, dexrazoxane, sunitinib, and idelalisib in several cancers, and in validating new endpoints for Duchenne muscular dystrophy and cystic fibrosis. He has extensive experience in the generation, analysis, presentation, and justification of drug development programs before regulatory authorities, advisory committees, investigators, investors, and business development partners. He has authored over 100 regulatory documents and publications. Dr. Miller has held leadership positions in government and in large and small biopharmaceutical companies. He was a Senior Investigator at the National Cancer Institute from 1989 to 1995 before transitioning to industry at the Pharmacia Corporation, where he held positions of increasing responsibility from 1995 to 2003, eventually heading oncology drug development there as Clinical Vice President, Global Clinical Research. He built the clinical development team at PTC Therapeutics where he was Chief Medical Officer from 2003 to 2010 before moving to Calistoga Pharmaceuticals as Executive Vice President of Research and Development from 2010 to 2011. Upon Calistoga’s acquisition by Gilead Sciences, he became Vice President of Clinical Research Oncology at Gilead Sciences from 2011 to 2013. He holds a Doctorate of Medicine from Northwestern University and completed his residency in internal medicine at the University of Minnesota and an oncology fellowship at Stanford University.

Andrei Gudkov, Ph.D., D. Sci. Dr. Gudkov has served as our Chief Scientific Officer since our inception in June 2003 and served as a director from our inception in June 2003 until April 2016. From 2007 to 2019, Dr. Gudkov served as Senior Vice President of Basic Science at Roswell Park Comprehensive Cancer Center (Roswell Park) and since 2019 he has served as Senior Vice President of Research Technology and Innovation at Roswell Park. Since 2007, he has served as Chairman of the Department of Cell Stress Biology at Roswell Park. He also serves as a Director for Everon Biosciences, Inc., Oncotartis Inc., Incuron Inc., Panacela Labs, Inc., and Chief Science Officer of Genome Protection, Inc., an anti-aging drug development company jointly owned by the Company. From 2001 to 2007, he was Chairman of the Department of Molecular Biology at the Lerner Research Institute at the Cleveland Clinic and Professor of Biochemistry at Case Western Reserve University. Prior to this, he was a tenured faculty member in the Department of Molecular Genetics at the University of Illinois at Chicago, where his lab concentrated on the development of new functional gene discovery methodologies and the identification of new candidate cancer treatment targets. Before immigrating to the United States in 1990, Dr. Gudkov worked at The National Cancer Research Center in Moscow, where he led a broad research program focused on virology and cancer drug resistance. Dr. Gudkov holds a Ph.D. and D. Sci. Degree in Experimental Oncology from the Cancer Research Center (Moscow, Russia).

Christopher Zosh has served as Vice President of Finance of the Company since January 1, 2019 and in December 2019, was designated by our Board as our interim principal executive officer and principal financial officer. Prior to that, he served as Acting Finance Director of the Company, from July 2017 through December 2018, and Senior Accountant, from June 2014 through June 2017, where his responsibilities have included overseeing the Company’s internal accounting and financial reporting functions. Since July 1, 2017, he has also served on the board of directors of Panacela Labs, Inc., a joint venture between the Company and Joint Stock Company “Rusnano,” a Russian investment fund, in which the Company holds a 66.77% equity interest. Prior to joining the Company, Mr. Zosh held several positions over his fourteen-year career with Sodexo, a facilities management and food service company to schools, universities, hospitals, senior living communities, venues and other vital industries, the most recent of which was Financial Accounting Analyst. In addition, Mr. Zosh served as an Orthopedic Specialist in the United States Army Reserves. He holds a bachelor’s degree in business administration with a concentration in accounting from the State University of New York at Buffalo.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table shows the total compensation paid or accrued during the last two fiscal years ended December 31, 2019 and 2018 to our (1) Chief Medical Officer, (2) Chief Science Officer, (3) Vice President of Finance, and (4) former Chief Executive Officer.

Name and Principal Position	Year	Salary ($)	All Other Compensation ($)		Total ($)
Langdon L. Miller	2019	73,725	-		77,625
Chief Medical Officer	2018	119,550	-		119,550
Andrei Gudkov	2019	66,138	-		66,138
Chief Science Officer	2018	110,941	-		110,941
Christopher Zosh	2019	92,463	11,031		103,494
Vice President of Finance*	2018	73,031	9,161		82,192
Yakov Kogan	2019	264,323	50,607	(1)	314,930
Former Chief Executive Officer*	2018	276,000	10,800		286,800

* Following Dr. Kogan’s resignation, which became effective as of December 13, 2019, Christopher Zosh was designated by the Board as interim Principal Executive Officer and Principal Financial Officer on December 13, 2019.

(1) Includes accrued time off that Dr. Kogan was compensated for upon his resignation.

Narrative Disclosure to Summary Compensation Table

Langdon L. Miller, MD

On August 10, 2020, the Company entered into a Consulting Agreement (the “Miller Consulting Agreement”) with Sound Clinical Solutions, SP, a consulting services provider of which Dr. Langdon Miller, the Company’s Chief Medical Officer, is sole proprietor. The Miller Consulting Agreement replaces Dr. Miller’s previous employment agreement, which expired in accordance with its terms in July 2020. Under the Miller Consulting Agreement, Dr. Miller continues to serve the Company as Chief Medical Officer as an independent contractor, and not an employee, for the term of six months, unless extended by mutual agreement of the Company and Dr. Miller, or earlier terminated. The Company has agreed to pay Dr. Miller, through his consultancy, the rate of $350 per hour for his services, which will be focused on clinical development responsibilities associated with the development of the Company’s principal drug candidate, entolimod, as a medical radiation countermeasure, and such other duties and responsibilities associated with his continued services as Chief Medical Officer. Both Dr. Miller and the Company may terminate the Miller Consulting Agreement for convenience upon 14 days’ prior written notice. Upon termination, the Company will pay all fees owed to Dr. Miller for services rendered prior to the termination date, but he will not be entitled to any severance or other post-termination payments.

Andrei Gudkov, Ph.D., D. Sci.

On October 11, 2020, the Company entered into a Consulting Agreement (the “Gudkov Consulting Agreement”) with Dr. Andrei Gudkov, Ph.D., D. Sci., the Company’s Chief Scientific Officer. The Gudkov Consulting Agreement replaces Dr. Gudkov’s previous employment agreement, which expired in accordance with its terms in July 2020. Under the Gudkov Consulting Agreement, Dr. Gudkov will continue to serve the Company as Chief Scientific Officer as an independent contractor, and not an employee, for the term of six months, unless extended by mutual agreement of the Company and Dr. Gudkov, or earlier terminated. The Company has agreed to pay Dr. Gudkov, through his consultancy, the rate of $225 per hour for his services, which will be focused on clinical development responsibilities associated with the development of the Company’s principal drug candidate, entolimod, as a medical radiation countermeasure, and such other duties and responsibilities associated with his continued services as Chief Scientific Officer. Both Dr. Gudkov and the Company may terminate the Gudkov Consulting Agreement for convenience upon 14 days’ prior written notice. Upon termination, the Company will pay all fees owed to Dr. Gudkov for services rendered prior to the termination date, but he will not be entitled to any severance or other post-termination payments.

Christopher Zosh

On December 13, 2019, the Company appointed Christopher Zosh, who was serving in the capacity of Vice President of Finance, to serve as the Company’s interim principal executive officer, principal financial officer and principal accounting officer while the Company’s board of directors continues its search for a permanent Chief Executive Officer. Mr. Zosh succeeds Yakov Kogan, whose resignation as Chief Executive Officer became effective on December 13, 2019.

Mr. Zosh is currently an at-will employee of the Company, and as such, is eligible to participate in the Company’s plans and arrangements that do not discriminate in scope, terms or operation in favor of executive of officers or directors and that are generally available to all salaried employees of the Company. There were no immediate changes to Mr. Zosh’s compensation package in connection with his designation as principal executive officer, principal financial officer and principal accounting officer. His current base annual salary is $115,000

Yakov Kogan, Ph.D., MBA

On July 9, 2015, the Company entered into an employment agreement with the Company’s Chief Executive Officer, Yakov Kogan, Ph.D., MBA (the “Kogan Agreement”). Pursuant to the terms of the Kogan Agreement, Dr. Kogan was to serve as the Company’s Chief Executive Officer until the earlier of July 9, 2020 or his termination pursuant to the terms of the agreement. Under the Kogan Agreement, Dr. Kogan was entitled to receive an initial base salary of $276,000, which was subject to review by the Board (or a committee thereof) in its sole discretion, but could not be decreased other than in the instance of an across-the-board salary reduction affecting all executive officers of the Company. Additionally, Dr. Kogan was eligible to participate in the Company’s Annual Executive Bonus Plan based on a base pay rate equal to the greater of (y) Dr. Kogan’s base salary on the date the annual bonus was measured (i.e. the last day of the year) and (z) $345,000, subject to the terms and conditions of such plan, as revised from time to time. The Company was required to reimburse Dr. Kogan for all reasonable business expenses incurred by him in performing the services under the Kogan Agreement.

As a result of his resignation without Good Reason (defined in the Kogan Agreement) on December 13, 2020, Dr. Kogan was entitled to unpaid Base Salary through the date of his resignation and payment of his accrued paid time off.

Outstanding Equity Awards at Fiscal Year-End

The following table shows grants of stock options outstanding on the last day of the fiscal year ended December 31, 2019, including both awards subject to performance conditions and non-performance-based awards, to each of the executive officers named in the Summary Compensation Table. There were no stock option exercises by any of our named executive officers during the fiscal year ended December 31, 2019. There were no outstanding stock awards that were not then exercisable to the executive officers named in the Summary Compensation Table on the last day of the fiscal year ended December 31, 2019. All balances shown in the table below have been adjusted to account for the 1:20 reverse split of the Company’s common stock that was effected on January 28, 2015. All awards are fully vested.

		Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date
Langdon L. Miller	10,000	3.00	5/4/2025
Andrei Gudkov	6,250	3.20	4/22/2025
	7,500	13.60	3/13/2024
	4,203	30.80	5/12/2023
	2,813	67.00	1/22/2022
	7,481	143.20	3/20/2021
	~~5,250~~	~~68.80~~	 ~~5/17/2020~~
Christopher Zosh	125	10.40	6/16/2024
	300	3.20	4/22/2025

Potential Payments upon Termination or Change-In-Control

Please reference the above section "Narrative Disclosure to Summary Compensation Table," for a description of potential payments upon termination or change-in-control for each of the executive officers named in the Summary Compensation Table. The severance payments and termination-related equity acceleration of each of the executive officers in the Summary Compensation Table are subject to his execution of a release of claims against us. In addition, each executive officer named in the Summary Compensation Table is subject to confidentiality restrictions at all times, as well as non-competition and non-solicitation restrictions, during his employment and for a period of 24 months thereafter.

Retirement Plans, Perquisites and Other Personal Benefits

Our executive officers are eligible to participate in the same group insurance and employee benefit plans as our other salaried employees. These benefits include medical, dental, vision, and disability benefits and life insurance.

We have adopted a tax-qualified employee savings and retirement plan, our 401(k) Plan, for eligible U.S. employees, including our named executive officers. Eligible employees may elect to defer a percentage of their eligible compensation in the 401(k) Plan, subject to the statutorily prescribed annual limit. We make matching contributions on behalf of all participants in the 401(k) Plan in an amount equal to the Safe Harbor limitation of up to 4% of salary. Matching contributions vest immediately and all employee contributions are at all times fully vested. We intend the 401(k) Plan, and the accompanying trust, to qualify under Sections 401(a) and 501 of the Internal Revenue Code so that contributions by employees to the 401(k) Plan, and income earned (if any) on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan, and so that we will be able to deduct our contributions, if any, when made. The trustee under the 401(k) Plan, at the direction of each participant, may invest the assets of the 401(k) Plan in any of a number of investment options.

Director Compensation

Of the directors on our Board during fiscal 2019, Ms. Evdokimova and Messrs. Nechaev, Fedyunin and Persiyanov (collectively, the "Millhouse Directors") are each employees of Millhouse LLC, an asset management company of which Mr. Davidovich serves as the Chief Executive Officer. Ms. Evdokimova and Messrs. Fedyunin and Persiyanov were selected as director nominees under the terms of our securities purchase agreement with Mr. Davidovich, which grants him the right to designate a majority of the nominees who stand for election to our Board. Mr. Persiyanov resigned from our Board effective June 1, 2019. The Millhouse Directors are each paid employees of Millhouse LLC, and were employed by Millhouse LLC prior to the time of their original appointment or election to the Board. The Millhouse Directors, along with Messrs. Andryuschechkin and Talyanskiy, do not receive compensation for board service from the Company; however the remaining two board members do receive compensation for board service. The following is a description of the cash compensation arrangements under which the other directors are currently compensated for board and committee services.

Position	Annual Fee	Compensated Directors
Board Member	$30,000	Ms. Verny, Mr. Saluck
Board Chair	5,000	Ms. Verny
Audit Committee Chair	5,000	Mr. Saluck

In addition to annual cash compensation, the Company from time to time compensates members of the Board with equity in the form of options to purchase shares of our common stock. In 2019, the Company did not grant stock options to any member of the Board for services performed since our 2019 Annual Meeting. Each of our directors is also reimbursed for reasonable out-of-pocket expenses incurred in attending our board or board committee meetings.

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2019 to each of our directors by the Company.

Name	Paid or earned in cash ($)	Total ($)
Randy S. Saluck, J.D., MBA (1)	35,000	35,000
Lea Verny (2)	35,000	35,000
Anna Evdokimova (2)	-	-
Ivan Fedyunin (2)	-	-
Ivan Persiyanov (2)	-	-
Alexander Andryuschechkin (2)	-	-
Daniil Talyanskiy (2)	-	-

(1)	Mr. Saluck held 20,250 options at December 31, 2019.
(2)	Mmes. Verny, Evdokimova and Messrs. Fedyunin, Andryushechkin and Talyanskiy held no stock options as of December 31, 2019.

Anti-Hedging Policy

Our directors, officers, employees and consultants are subject to certain anti-hedging restrictions, including a prohibition from engaging in transactions in straddles, collars or other similar risk reduction devices involving CBLI securities, except in limited cases where the Company’s prior approval is granted. Our directors, officers, employees and consultants are also prohibited from short sales of CBLI securities and using our securities to secure a margin or other loan, except in limited cases where the Company’s prior approval is granted.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2019 regarding shares of common stock that may be issued under the Company’s equity compensation plans, including the Cleveland Biolabs, Inc. Equity Incentive Plan, adopted in 2018 (the "Equity Plan"). Information is included for both equity compensation plans approved by the Company’s stockholders and not approved by the Company’s stockholders (which date back to before the Company became a reporting company under the Exchange Act).

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	136,105	$40.07	461,452
Equity compensation plans not approved by security holders	-	-	-
Total	136,105	$40.07	461,452

REPORT OF AUDIT COMMITTEE

The Board maintains an Audit Committee comprised of three non-employee members of the Board. After reviewing the qualifications of the current members of the committee, and any relationships they may have with the Company that might affect their independence from the Company, the Board has determined that (1) all current members of the Audit Committee are “independent” as that concept is defined in Section 10A of the Exchange Act, (2) all current members of the Audit Committee are “independent” as that concept is defined in The NASDAQ Stock Market Rules, (3) all current members of the Audit Committee are financially literate, and (4) Mr. Saluck qualifies as an audit committee financial expert under the applicable rules promulgated pursuant to the Exchange Act.

The Audit Committee’s role and responsibilities are set forth in its charter adopted by the Board, which is available on our website at www.cbiolabs.com. The Audit Committee reviews and reassesses its charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of our independent, registered public accounting firm. The members of the Audit Committee are not professional auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent auditors, nor can the Audit Committee certify that the independent auditors are “independent” under applicable rules. The Audit Committee serves in a board-level oversight role in which it provides advice, counsel, and direction to management and the auditors based on the information it receives, on discussions with management and the auditors, and on the members of the Audit Committee’s experience in business, financial, and accounting matters. The Audit Committee has the authority to engage its own outside advisors, apart from counsel or advisors hired by management, as it determines appropriate, including experts in particular areas of accounting. Management is responsible for the reporting processes and preparation and presentation of financial statements and the implementation and maintenance of internal controls. The Company’s independent auditors are responsible for expressing an opinion on the conformity of the Company’s consolidated financial statements to generally accepted accounting principles in the United States.

In fulfilling its responsibilities for the financial statements for fiscal year 2019, the Audit Committee took the following actions:

•

Reviewed and discussed each of the unaudited quarterly financial statements and the audited financial statements for the 2019 fiscal year with management and Meaden & Moore, Ltd., our independent registered public accounting firm;

•

Discussed with Meaden & Moore, Ltd. the matters required to be discussed in accordance with Statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1, AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•

Received written disclosures and the letter from Meaden & Moore, Ltd. required by applicable requirements of the Public Company Accounting Oversight Board regarding Meaden & Moore, Ltd.’s communications with the Audit Committee regarding independence and discussed with Meaden & Moore, Ltd. the firm’s independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Meaden & Moore, Ltd., the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC.

Members of the Audit Committee Randy S. Saluck, J.D., MBA (Chairman) Lea Verny Alexander Andryuschechkin

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Pursuant to our written Related Party Transaction Policy, the Audit Committee must provide written approval in advance for any transaction that could involve an actual, potential or perceived conflict of interest, including transactions where employees or directors have a substantial financial interest in any of our competitors, customers or suppliers, or where gifts or loans of value in excess of $200 are received in a year from our suppliers, customers or competitors. The policy also requires advance written approval for any transaction where an employee or director owns a substantial interest in an entity that has a prospective business relationship with, or is a competitor of, us. In determining whether to approve any transaction requiring review under the policy, the Audit Committee considers whether the terms of the transaction are fair and on the same basis as would apply for a non-related party; whether there are business reasons for the Company to enter into the transaction; whether the transaction would impair the independence of an independent director; and whether the transaction would present an improper conflict of interest for a director or executive of the Company. The following is a list of transactions with related persons reviewed and approved by the Audit Committee during the two fiscal years ended December 31, 2019. There were no transactions with related persons required to be reported that were not reviewed and approved by the Audit Committee that were entered into during the year ended December 31, 2019, except that the transactions involving Norma Investments Limited described below were approved by the full Board, with no participation by the interested directors.

Transactions and Relationships with Dr. Gudkov

Our Chief Scientific Officer, Dr. Andrei Gudkov, is the Senior Vice President of Basic Science and the Chairman of the Department of Cell Stress Biology at Roswell Park Cancer Institute (“RPCI”). We subcontract Dr. Gudkov’s laboratory at RPCI from Health Research Inc. to perform certain research and development studies for us, and also purchase certain core products and services from RPCI, including mice, the housing and storage of mice, irradiator services, DNA sequencing and blood analysis. RPCI also serves as one of our clinical sites. For the aforementioned services, we paid Health Research Inc. approximately $0.06 million and $0.2 million in 2019 and 2018, respectively. In addition, we transferred 23 research scientists to Buffalo BioLabs, Inc. (“BBL”) in the later part of 2013, an entity then partially-owned by Dr. Gudkov and of which he is a founder and the Principal Scientific Advisor. We hire BBL on a project basis to perform research work, as needed. For the aforementioned services, we paid BBL approximately $0.0 million and $0.5 million in 2019 and 2018, respectively.

Dr. Gudkov is also an uncompensated member of the board of directors for Incuron, LLC ("Incuron"). Pursuant to master service and development agreements we have with Incuron, the Company performs various research, business development, clinical advisory, and management services for Incuron. We recognized revenue of $0.05 million for the six months ending June 30, 2020 and $0.4 million and $0.6 million from Incuron for the years ended December 31, 2019, and 2018, respectively. In addition, we also recognized $2,268 and $5,178 from Incuron for sublease and other income for the years ended for the years ended December 31, 2019, and 2018, respectively.

Transactions and Relationships with GPI and Norma Investments

As previously disclosed, in the third quarter of 2018, the Company entered into a series of related transactions under which the Company and Everon Biosciences, Inc. ("Everon") licensed and assigned certain intellectual property to Genome Protection, Inc. ("GPI"), a corporation formed by the Company for the purpose of creating a joint venture with Everon. GPI, which is currently 50% owned by the Company and 50% owned by Everon, is undertaking a research and development program aimed at clinical testing of entolimod and GP532 (a variant of our entolimod drug candidate) and the development of medications with anti-aging and other indications associated with genome damage. On August 10, 2018, GPI, Norma Investments Limited, a British Virgin Islands company (“Norma”), the Company and Everon entered into that certain Simple Agreement for Future Equity (the “SAFE”). Norma is controlled by investor Roman Abramovich, who also controls Millhouse Capital, LLC, the employer of three members of the Company’s Board at the time the transaction was approved, Anna Evdokimova, Ivan Fedyunin and Ivan Persiyanov, and of which the Company’s controlling stockholder is chief executive officer. Ms. Evdokimova and Messrs. Fedyunin and Persiyanov did not participate in the deliberations or vote to approve the Company’s entry into the SAFE.

Under the SAFE, GPI granted Norma the right to purchase shares of GPI’s capital stock in exchange for the payment of up to $30,000,000, of which $10,500,000 was paid shortly after the execution of the SAFE and the remainder may be paid, if at all, in tranches over time. The SAFE also provides that, upon the closing of a transaction in which GPI raises $3,000,000 or more in equity capital from a third party, Norma has the right to require GPI to issue to it the number of shares obtained by dividing the purchase price paid for the SAFE through such date by 50% of the price per share of the equity securities sold to the third party. If GPI experiences a change of control event or completes a firm commitment initial public offering of securities registered under the Securities Act of 1933, as amended, then GPI will, at Norma’s option, either (i) pay to Norma an amount equal to the purchase price paid by Norma through such date under the SAFE plus interest accrued at a rate of 6.33% per year or (ii) issue to Norma shares of its common stock in the number obtained by dividing the purchase price paid by Norma through such date under the SAFE by 50% of the price per share of GPI’s common stock based on GPI’s valuation immediately preceding the consummation of either the change-of-control event or initial public offering. If GPI is dissolved, terminates its operations, makes a general assignment for the benefit of its creditors or liquidates or winds up its affairs, then GPI must pay Norma an amount equal to the purchase price paid by Norma through such date under the SAFE, prior to any distributions being made to any holders of GPI’s capital stock, including the Company. The term of the SAFE is perpetual, terminating only upon the full repayment or conversion of the purchase price paid by Norma to GPI in connection with the events described above.

Under the SAFE, the parties agree that GPI’s board of directors (the “GPI Board”) will consist of four members, two of whom will be selected by Norma, one of whom will be selected by the Company and one of whom will be selected by Everon. The SAFE also provides that the parties agreed that a quorum of the GPI Board will require that at least one of the directors selected by Norma be present. Additionally, the SAFE sets forth a number of actions that GPI will be prohibited from taking without the unanimous consent of all of the members of the GPI Board, including, among other things, effecting a change of control transaction, terminating its operations, dissolving or liquidating, amending its organizational documents, transferring or licensing its intellectual property or issuing any shares of capital stock. The SAFE sets forth other matters that must be approved by a majority of the members of the GPI Board, including the incurrence of indebtedness exceeding $100,000, granting a lien or other encumbrance on GPI’s assets, entering into a related party transaction and hiring, terminating or setting the compensation of executive officers. The Company and Everon have each guaranteed, to the extent of their powers as stockholders of GPI, the due and punctual performance by GPI of all of its obligations under the SAFE, and have also agreed to indemnify, on a joint and several basis, Norma for any losses arising out of any misrepresentation or any material breach of the SAFE, up to the amount of the purchase price paid by Norma under the SAFE.

In connection with the execution of the SAFE, the Company, Everon, GPI and Norma entered into that certain Director Designation Agreement, dated as of August 10, 2018 (the “Director Designation Agreement”), pursuant to which the parties made certain commitments as to voting and transfer of their shares of GPI and GPI’s governance. Under the terms of the Director Designation Agreement, the parties agreed that the GPI Board will consist of four members, two of whom will be selected by Norma, one of whom will be selected by the Company and one of whom will be selected by Everon. Each party to the Director Designation Agreement also commits to (i) vote its GPI capital stock for the selected designees of the other parties, (ii) cause the director(s) appointed by it to nominate for election the selected designees of the other parties, (iii) vote its GPI capital stock for the removal of a member of the GPI Board if the party that originally selected such person so requests and (iv) to cause the director(s) appointed by it to vote to fill any vacancy created by the death, resignation or removal of a party’s designee director with the replacement designee selected by such party.

Similar to the SAFE, the Director Designation Agreement sets forth a number of actions that GPI will be prohibited from taking without the unanimous consent of all of the members of the GPI Board, including, among other things, effecting a change of control transaction, terminating its operations, dissolving or liquidating, amending its organizational documents, transferring or licensing its intellectual property or issuing any shares of capital stock. The Director Designation Agreement sets forth other matters that must be approved by a majority of the members of the GPI Board, including the incurrence of indebtedness exceeding $100,000, granting a lien or other encumbrance on GPI’s assets, entering into a related party transaction and hiring, terminating or setting the compensation of executive officers.

The Director Designation Agreement also contains a right of first refusal in favor of Norma under which if either the Company or Everon desires to sell its shares in GPI to a third party, it must first give notice to Norma, which then has the right to purchase some or all of such shares on the same terms and conditions as the selling stockholder had proposed to sell the shares to a third party. If Norma does not elect to purchase all of the shares that either the Company or Everon proposed to sell, then the Company or Everon, respectively, may sell such shares to the third party. Norma is not, however, required to first offer any shares of GPI it proposes to sell to the Company or Everon before selling such shares to a third party.

The Company recognized $7,409 and $1,725 in sublease and other income from GPI for the year ended December 31, 2019 and 2018, respectively.

Parent of Smaller Reporting Company

We have no parent company, though David Davidovich may be considered to be our parent by virtue of his ownership of 49.629% of our outstanding shares of common stock.

ELECTION OF DIRECTORS

(Notice Item 1)

Our Board of Directors currently consists of six directors. Alexander Andryuschechkin, Anna Evdokimova, Ivan Fedyunin, Randy S. Saluck, Daniil Talyanskiy, and Lea Verny are currently on our board and are nominees in the current election.

If elected, the six nominees for election as directors at our 2020 Annual Meeting of Stockholders will serve for one-year terms expiring at our 2021 Annual Meeting of Stockholders. The Board recommends that the stockholders vote in favor of the election of the nominees named in this proxy statement to serve as our directors. See “Management and Corporate Governance—The Board of Directors” above. Proxies solicited by the Company for the election of directors cannot be voted for a greater number of persons than the number of nominees named in the proxy.

In accordance with NASDAQ Stock Market Rule 5605(b)(1), and the standard of independence defined in NASDAQ Stock Market Rule 5605(a)(2), “independent directors” will comprise our entire Board of Directors. Additionally, Randy S. Saluck, Alexander Andryuschechkin, and Lea Verny are independent for purposes of serving on the Audit Committee.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted “FOR” the election as directors of Alexander Andryuschechkin, Anna Evdokimova, Ivan Fedyunin, Randy S. Saluck, Daniil Talyanskiy, and Lea Verny. In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in that nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

A plurality of the shares voted “FOR” each nominee at the meeting is required to elect each nominee as a director.

The Board of Directors recommends the election of Mr. Andryuschechkin, Ms. Evdokimova, Mr. Fedyunin, Mr. Saluck, Mr. Talyaniskiy, and Ms. Verny as directors, and proxies solicited by the Board of Directros will be voted in favor of such approval unless a stockholders indicates otherwise on the proxy.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Notice Item 2)

The Audit Committee has appointed Meaden & Moore, Ltd. as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2020. The Board proposes that the stockholders ratify this appointment. Meaden & Moore, Ltd. audited our financial statements for the fiscal year ended December 31, 2019. We expect that representatives of Meaden & Moore, Ltd. will be present at the Annual Meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

In the event the stockholders do not ratify the appointment of Meaden & Moore, Ltd. as our independent registered public accounting firm, the Audit Committee will reconsider its appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of us and our stockholders.

The affirmative vote of a majority of the shares cast at the Annual Meeting is required to ratify the appointment of the independent registered public accounting firm.

The Board of Directors recommends a vote “FOR” the ratification of our selection of Meaden & Moore, Ltd. as our independent registered public accounting firm, and proxies solicited by the Board of Directors will be voted in favor of such proposal unless a stockholder indicates otherwise on the proxy.

Principal Accountant Fees and Services

Meaden & Moore, Ltd. acts as the principal auditor for us and also provides certain audit-related services. We have entered into an engagement agreement with Meaden & Moore, Ltd. that sets forth the terms by which Meaden & Moore, Ltd. will perform audit services for us. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

The Audit Committee pre-approves all services provided by Meaden & Moore, Ltd. to us. In pre-approving services, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence. The fees for the services provided by Meaden & Moore, Ltd. to us are set forth below.

Audit Fees

Audit Fees were $115,900 for the year ended December 31, 2019 and were $118,500 for the year ended December 31, 2018. Audit Fees consisted of work performed in the audit of financial statements and work performed in connection with quarterly financial statement reviews, statutory audits, consultation regarding financial accounting and/or reporting standards, filings with the SEC and comfort letters.

Audit-Related Fees

There were no amounts billed by Meaden & Moore, Ltd. for Audit-Related Fees during the years ended December 31, 2019 and December 31, 2018.

Tax Fees

There were no amounts billed by Meaden & Moore, Ltd. for Tax Fees during the years ended December 31, 2019 and December 31, 2018.

All Other Fees

There were no amounts billed by Meaden & Moore, Ltd. for Other Fees during the years ended December 31, 2019 and December 31, 2018.

ADVISORY VOTE ON EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT

(Notice Item 3)

We are seeking your advisory vote on the approval of the compensation of our named executive officers as described in the compensation tables and the narrative discussion contained in this proxy statement. Because your vote is advisory, it will not be binding on our Board. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation. Our current policy is to provide stockholders with an opportunity to approve the compensation of the named executive officers every three years at the annual meeting of the stockholders. Accordingly, the next such vote will occur at the 2023 annual meeting of the stockholders.

Our compensation philosophy is designed to align each executive’s compensation with our short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate, and retain key executives who are crucial to our long-term success. We believe that our executive compensation is designed to promote the creation of long-term stockholder value and position the Company for long-term success.

In accordance with the rules adopted by the SEC, the following resolution, commonly known as a “say-on-pay” vote, is being submitted for a stockholder vote at the 2020 Annual Meeting:

“RESOLVED, that the compensation paid to the named executive officers of Cleveland BioLabs, Inc., as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and narrative discussion disclosed in the proxy statement, is hereby APPROVED.”

The affirmative vote of a majority of the shares cast at the Annual Meeting is required to approve, on an advisory basis, this resolution.

The Board of Directors recommends a vote “FOR” the approval of the compensation of our named executive officers, and proxies solicited by the Board of Directors will be voted in favor of such proposal unless a stockholder indicates otherwise on the proxy.

OTHER MATTERS

The Board knows of no other business other than those matters referred to in this proxy statement that will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.

PROPOSALS OF STOCKHOLDERS

To be considered for inclusion in the proxy statement relating to our 2021 Annual Meeting of Stockholders, if the date of the 2021 annual meeting of stockholders is held on or about the anniversary date of the Annual Meeting, we must receive stockholder proposals (other than for director nominations) no later than July 10, 2021. To be considered for inclusion in the proxy statement relating to our 2021 Annual Meeting of Stockholders, if the date of the 2021 annual meeting of stockholders is held on or about the anniversary date of the Annual Meeting, we must receive a stockholder director nomination no earlier than August 20, 2021 and no later than September 19, 2021. In accordance with our Second Amended and Restated By-Laws, to be considered for presentation at the 2021 Annual Meeting, if the date of the 2021 annual meeting of stockholders is held on or about the anniversary date of the Annual Meeting, although not included in the proxy statement, proposals must be received no earlier than August 20, 2021, and no later than September 19, 2021. Proposals that are not received in a timely manner will not be voted on at the 2021 Annual Meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. Any such notice must include the information specified in our Second Amended and Restated By-Laws, including information concerning the nominee or proposal, as the case may be, and information about the stockholder’s ownership of our stock. All stockholder proposals should be marked for the attention of the Office of the Secretary, Cleveland BioLabs, Inc., 73 High Street, Buffalo, New York 14203.

16872-Cleveland BioLabs, inc. Proxy Card - Front

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet, Smartphone or Tablet – QUICK ★★★ EASY IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

Cleveland BioLabs

Your Mobile or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, December 17, 2020.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend: **http://www.cstproxy.com/cbiolabs/2020**

MOBILE VOTING
On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this X

The Board of Directors recommends that you vote "FOR ALL" nominees in Proposal 1 and "FOR" Proposal 2 and "FOR" Proposal 3.

1. Election of Directors

Nominees	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT (indicate excepted nominee below)
(1) Alexander Andryuschechkin (2) Anna Evdokimova (3) Ivan Fedyunin (4) Randy S. Saluck (5) Daniil Talyanskiy (6) Lea Verny	☐	☐	☐

Proposal	FOR	AGAINST	ABSTAIN
2. Ratification of the selection of Meaden & Moore, Ltd. as auditor for the fiscal year ending December 31, 2020.	☐	☐	☐
3. To approve by an advisory vote the compensation of our named executive officers.	☐	☐	☐

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the Proxy Statement.

____
(Except nominee(s) written above)

CONTROL NUMBER

Signature____________________**Signature, if held jointly**____________________ **Date**__________, **2020.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

16872-Cleveland BioLabs, inc. Proxy Card - Back

The Proxy Statement is available at http://www.cstproxy.com/cbiolabs/2020

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

PROXY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS—DECEMBER 18, 2020

CLEVELAND BIOLABS, INC.

The undersigned appoints Christopher Zosh and Andrei Purmal, or either of them, as proxies, each with full power of substitution and revocation, to vote, as designated on the reverse side hereof, all the capital stock of Cleveland BioLabs, Inc. which the undersigned has power to vote, with all powers which the undersigned would possess if virtually present, at the annual meeting of stockholders thereof to be held on December 18, 2020 or at any adjournment or postponement thereof. The proxies are authorized to vote, in their discretion, upon such other business as may properly come before the annual meeting or any adjournments or postponements thereof. The undersigned hereby revokes ALL previous proxies given to vote at the Annual Meeting of Stockholders to be held on December 18, 2020, or at any adjournment or postponement thereof.

A SIGNED PROXY WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, A SIGNED PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED IN PROPOSAL 1 AND FOR THE RATIFICATION OF THE SELECTION OF MEADEN & MOORE, LTD. AS INDEPENDENT AUDITORS AS DESCRIBED IN PROPOSAL 2 AND FOR THE ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN PROPOSAL 3.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued, and to be marked, dated and signed, on the other side)